Exhibit 99.1

Cloudastructure Secures $4.5 Million Preferred Investment from Existing Institutional Investor to Accelerate Growth

Palo Alto, CA – March 26, 2025 - Cloudastructure, Inc. (Nasdaq: CSAI) (“we,” “us,” “our,” “Cloudastructure” or the “Company”), a leading cloud video surveillance provider of next-generation AI-powered solutions, today announced that it has secured a $4.5 million investment through the issuance of Series 2 Convertible Preferred Stock. The financing, which comes from an existing institutional investor, is intended to support Cloudastructure’s expansion and innovation efforts.

Under the terms of the agreement, Cloudastructure has issued 4,500 shares of Series 2 Convertible Preferred Stock at a purchase price of $1,000 per share. The Series 2 Preferred Stock carries a 9.5% annual preferred return and is convertible into shares of the Company’s Class A common stock, subject to specified terms and conditions. The proceeds from this investment will be used to advance Cloudastructure’s AI-driven security solutions, enhance market expansion, and fund general corporate purposes.

“We are pleased to announce this investment, which provides us with additional resources to drive growth and innovation in AI-powered surveillance and security,” said James McCormick, Chief Executive Officer of Cloudastructure. “We view this as a strong validation of our progress and strategic direction, demonstrating confidence from an existing institutional investor in our ability to execute on our vision. This funding will enable us to refine and expand our cutting-edge suite of AI-powered security solutions, which are already transforming enterprise security. Additionally, we plan to scale our operations by expanding our sales, installation, and customer success teams to meet surging demand for our innovative offerings. We are especially grateful to our investor for their continued confidence and support as we execute on our strategic initiatives.”

Cloudastructure has been at the forefront of AI Surveillance and Remote Guarding solutions that empower enterprise businesses by reducing crime and losses, standardizing enterprise-wide security, and enhancing operational efficiencies. The Company’s commitment to excellence has garnered significant traction across property management while simultaneously winning more than two dozen awards for excellence in AI security, positioning it as a leader in the rapidly growing AI solutions market.

Cloudastructure’s award-winning cloud-based surveillance platform leverages artificial intelligence and machine learning to provide businesses with advanced security analytics and real-time monitoring capabilities. The Company’s solutions cater to a wide range of industries, including commercial real estate, education, healthcare, and government institutions, enabling organizations to improve security while reducing costs.

This investment follows Cloudastructure’s recent direct listing on the Nasdaq Capital Market, reflecting the Company’s commitment to increasing shareholder value while executing its strategic growth initiatives. Additional details regarding this investment are available in the Company’s Form 8-K, which has been filed with the U.S. Securities and Exchange Commission (SEC).

Maxim Group LLC acted as sole placement agent in connection with the preferred investment.

About Cloudastructure

Headquartered in Palo Alto, California, Cloudastructure’s advanced, award-winning security platform utilizes a scalable cloud-based architecture that features cloud video surveillance with proprietary AI/ML analytics and a seamless remote guarding solution. This combination enables enterprise businesses to achieve proactive, end-to-end security while benefiting from a cost-effective model that eliminates proprietary hardware, offers contract-free month-to-month pricing, and includes unlimited 24/7 support. With Cloudastructure, companies can stop crime as it happens while achieving up to a 75% lower Total Cost of Ownership than other systems.

For more information, visit https://www.cloudastructure.com/.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing estimates, projections and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond our control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Media Contact:
Kathleen Hannon
Sr. Communications Director
Cloudastructure, Inc.
Kathleen@cloudastructure.com
(704) 574-3732

Investor Contacts:
Crescendo Communications, LLC
212-671-1020
CSAI@crescendo-ir.com

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